EXHIBIT 23.1
[LETTERHEAD OF CATURANO AND COMPANY]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation by reference, of our report dated June 22, 2009 relating to the consolidated financial statements of Central Bancorp, Inc. and subsidiary, as of, and for the years ended March 31, 2009 and March 31, 2008 included in this Form 10-K, into the Company’s previously filed Registration Statements on Forms S-8 (File Nos. 333-87005, 333-49264 and 333-136234).
/s/ Caturano and Company, P.C.
CATURANO AND COMPANY, P.C.
Boston, Massachusetts
June 22, 2009